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                                                                     EXHIBIT 5.1

                               October 13, 1998

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Private Media Group, Inc. Registration Statement on Form SB-2
          ------------------------------------------------------------
          (SEC File No. 333-62075)
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Ladies and Gentlemen:

          You have required our opinion regarding the validity of the issuance of shares of Private Media Group, Inc. Common Stock covered by the above-referenced Registration Statement on Form SB-2. These Shares include 4,000,000 shares of Common Stock and 700,000 shares of Common Stock issuable upon the exercise of outstanding Warrants (the "Warrants").

          In our opinion the 4,000,000 shares of Common Stock are, and the 700,000 shares of Common Stock issuable upon exercise of the Warrants when issued in accordance with the terms of the Warrants will be, duly and validly issued by the Company, fully paid and non-assessable.

          We hereby consent to the inclusion of this opinion in the Registration Statements, including any amendments thereto, and to the reference to this firm in the Registration Statement under the section entitled :Legend Matters."

                                                  Very truly yours,

                                                  GUZIK & ASSOCIATES

                                                  /s/ Samuel S. Guzik

                                                  Samuel S. Guzik